                                                                     EXHIBIT 4.9

                              WARRANT TO PURCHASE

                                COMMON STOCK OF

                             XCEL MANAGEMENT, INC.



                    ______________________________________



                             Dated:  July 17, 2000


______________________________________________________________________________

NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE; THEREFORE, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, IF ANY, MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.


                                          Garnier Holdings, Ltd./$4.00 per share

                                                  Warrant to Purchase
                                                  162,500 Shares of
                                                  Common Stock, Subject to
                                                  Adjustment as herein provided


                        WARRANT TO PURCHASE COMMON STOCK

                             XCEL MANAGEMENT, INC.

                    Dated as of the 17th day of July, 2000.


     WHEREAS, the undersigned desires to acquire for investment purposes this Warrant to Purchase Common Stock providing for the acquisition of 162,500 shares of common stock, $0.001 par value per share (the "Common Stock"), of XCEL Management, Inc. (the "Company"), subject to adjustment as provided herein;

     WHEREAS, the Company has executed that certain Promissory Note in favor of the undersigned dated July 17, 2000 (the "Note");

     WHEREAS, there are currently outstanding 9,915,424 shares of Common Stock of the Company;

     WHEREAS, the Company is contemplating a reorganization and recapitalization (the "Contemplated Reorganization") whereby each holder of outstanding Common Stock of the Company will receive two (2) shares of Common Stock in a newly formed Delaware entity (the "Surviving Corporation") for every one (1) share of Common Stock currently held; and

     WHEREAS, after the completion of the Contemplated Reorganization, the shares subject to this Warrant shall represent 325,000 shares of the Surviving Corporation.

     NOW, THEREFORE, for and in consideration of past service and of the mutual covenants, representations, warranties and agreements contained herein, this is to certify that:

     1. The undersigned or his permitted and registered assigns ("Holder"), is entitled to purchase from time to time, subject to the provisions and conditions herein, not later than the termination of the Exercise Period of this Warrant to Purchase Common Stock (this "Warrant") as set forth in Paragraph 4 below, an
                                                       -----------
aggregate of One Hundred Sixty-Two Thousand Five Hundred (162,500) shares of Common Stock, at the Exercise Price per share set forth in paragraph 2(c)
                                                           --------------
herein, and upon such purchase to receive a certificate or certificates representing such shares of Common Stock. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth.

     2.  Defined Terms. As used in this Warrant, the following capitalized terms
         -------------
shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined.

         (a) "Business Day" shall mean any day except a Saturday, Sunday or
              ------------
     other day on which commercial banks in the State of Texas are authorized or required by law to close.

         (b) "Exercise Period" means the period commencing on the date of this
              ---------------
     Warrant and terminating at 5:00 p.m., Tacoma, Washington time, on the fifth
     (5th) anniversary following the Registration Date or, in the event that the fifth anniversary of the Registration Date is not a Business Day, the Business Day next following.

         (c) "Exercise Price" shall mean a strike price of $4.00 per share. If
              --------------
     the Note referenced in the recitals hereunder is not paid by 5:00 p.m., Central Standard Time, on August 17, 2000, the Exercise Price will decrease by one-half which, after giving effect to the Contemplated Reorganization, would be $1.00, and on and after each additional ten (10) day period that the Note remains unpaid, the Exercise Price will decrease by an additional ten percent (10%). By way of example only, if the Note is not paid in full until August 31, 2000, the Exercise Price will be $0.90 (after giving effect to the Contemplated Reorganization).

         (d) "Holder" shall mean the Person(s) then registered as the owner of
              ------
     the Warrant or Warrant Securities, as the case may be, on the books and records of the Company.

         (e) "Person" shall mean any natural person, corporation, limited
              ------
     partnership, limited liability company, general partnership, joint venture, association, company, or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

         (f) "Warrant Securities" shall mean the shares of Common Stock (or
              ------------------
     other securities) of the Company purchasable or purchased from time to time under this Warrant or acquired upon any transfer of any such shares, together with all additional securities received in payment of dividends or distributions on or splits of those securities or received as a result of the adjustments provided for in Paragraph 6 hereof.
                                     -----------

     3.  Exercise of Warrant.  Subject to and in accordance with the
         -------------------
provisions and conditions hereof, this Warrant may be exercised from time to time in whole or in part during the term of this Warrant as set forth in Paragraph 5 hereof.
-----------

     4.  Term of Warrant. The term of this Warrant shall commence on the date
         ---------------
hereof and shall expire on the exercise in full of this Warrant by Holder or at 5:00 p.m. Tacoma, Washington time on the termination of the Exercise Period.

     5.  Manner of Exercise. Holder may exercise this Warrant in whole or in
         ------------------
part in
accordance with the terms hereof by mailing or personally delivering to the Company (i) this Warrant, (ii) a Notice of Exercise in the form of Exhibit I
                                                                   ---------
hereto duly executed by Holder and (iii) payment of the Exercise Price per share, such payment to be in the form of cash, a certified or official bank check made payable to the Company, or a wire transfer of funds to an account designated by the Company, or any combination of the foregoing, together with all federal and state excise taxes applicable upon such exercise. Upon receipt by the Company of this Warrant, the Notice of Exercise and such payment, this Warrant shall be deemed to have been exercised with respect to the number of shares of Common Stock subject to such exercise and specified in the Notice of Exercise, and Holder shall thereupon become the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding the fact that the stock transfer books of the Company may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Holder. As soon as practicable after any exercise, in whole or in part, of the Warrant, and in any event within ten (10) Business Days thereafter, the Company will deliver to Holder a stock certificate or certificates representing the shares of Common Stock so purchased, with such certificate or certificates to be in such name(s) and such denominations as Holder may specify in the Notice of Exercise. If this Warrant is exercised for less than all of the shares of Common Stock subject hereto, the Company shall, upon such exercise and surrender of this Warrant for cancellation, promptly execute and deliver to Holder a new Warrant of like tenor evidencing the right of Holder to purchase the balance of shares of Common Stock purchasable hereunder.

     6.   Adjustment Provisions.
          ---------------------

     (a) If the Company completes the Contemplated Reorganization, the shares subject to this Warrant will be 325,000 shares in the Surviving Corporation and the Exercise Price will be $2.00 per share, adjusted, if necessary, if necessary, as contemplated in Section 2 (c). If the Company shall, during the term hereof, (i) declare a dividend and make a distribution on the Common Stock payable in shares of Common Stock, (ii) subdivide or combine its outstanding shares of Common Stock, (iii) change the number of shares of Common Stock issuable upon exercise of this Warrant by reclassification, exchange or substitution, or (iv) reorganize the capital structure of the Company by merger, reorganization, consolidation or sale of assets, then this Warrant shall, after the happening of any such event, evidence the right to purchase the number of shares of Common Stock or other securities that would have been received as a result of that change with respect to the shares of Common Stock as if such shares had been purchased under this Warrant immediately before occurrence of such event. Such adjustment shall be made successively whenever any event listed above shall occur. Any adjustment under this subparagraph (a) shall become effective at the close of business on the date any such event occurs (the "Adjustment Date") and the exercise price shall be adjusted proportionately.

          (b) If, during the term of this Warrant, the number of shares of Common Stock of the Company is adjusted pursuant to subparagraph (a) above, then the Exercise Price per share to be in effect after such Adjustment Date shall be determined by multiplying the Exercise Price per share in effect immediately prior to such Adjustment Date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the closing of business on the Business Day immediately preceding such Adjustment Date and the denominator of which shall be the number of shares of Common Stock (or the equivalent amount of other securities) outstanding at the opening of business on the first Business Day after the Adjustment Date.

          (c)  Notice of Adjustment.  The Company shall give notice of each
               --------------------
adjustment or readjustment of the number of shares of Common Stock or other securities issuable upon exercise of this Warrant to Holder or of the Exercise Price per share at the address set forth in Paragraph 17 hereof.
                                            ------------

     7.   Fractional Shares. No fractional shares or scrip representing
          -----------------
fractional shares of Common Stock shall be issued in connection with the exercise of this Warrant, but Grantor shall pay, in lieu of any fractional share, a cash payment on the basis of the Exercise Price per share of the Common Stock to be acquired pursuant to such exercise for such fractional share.

     8.   Registration Rights. Holder has been granted piggyback registration
          -------------------
rights with respect to the shares underlying this Warrant as follows:

          (a)  Definitions.  As used herein:
               -----------

               1. The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing with the Securities and Exchange Commission (the "SEC") a registration statement pursuant to the Securities Act of 1933, as amended (the "Act"), and the declaration or order of effectiveness of such registration statement, other than any registration statement on a Form S-8, Form S-4 or as contemplated under Rule 145 of the Act.

               2. For the purposes of this Section 8 the term "Registerable Securities" means any Warrant Securities purchasable or purchased pursuant to this Warrant which have not been sold to the public.

          (b) If the Company at any time proposes to register any of its securities under the Act, whether of its own accord or at the demand of any holders of other such securities pursuant to an agreement with respect to the registration thereof (provided such agreement does not prohibit third parties from including additional securities in such registration), and if the form of registration statement proposed to be used may be used for the registration of Registerable Securities as contemplated hereunder, the Company will give notice to Holder not less than 10 days nor more than 30 days prior to the filing of such registration statement of its intention to proceed with the proposed registration (the "Registration"), and, upon written request of the Holder made within ten (10) days after the receipt of any such notice (which request will specify the Registerable Securities intended to be disposed of by the Holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all Registerable Securities of Holder as to which registration has been requested to be registered under the Act, provided that if such Registration is in connection with an underwritten public offering, Holder's Registerable Securities to be included in such Registration shall be offered upon the same terms and conditions as apply to any other securities included in such Registration. Notwithstanding anything contained in this Section

     8(b) to the contrary, the Company shall have no obligation to cause Registerable Securities to be registered with respect to any Registerable Securities which shall be eligible for resale under Rule 144 of the Securities Act.

          (c) If a Registration is a primary registration on behalf of the Company and is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such Registration (whether by the Company, the Holder, or other holders of the Company's securities pursuant to any other rights granted by the Company to participate in such Registration) exceeds the amount of such securities which can be successfully sold in such offering, the Company will include in such Registration the amount of securities requested to be included which in the opinion of such underwriters can be sold, in the following order (A) first, all of the securities the Company proposes to sell, and
     (B) second, any other securities held by holders with registration rights requested to be included in such Registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders.

          (d) If a Registration is a secondary registration on behalf of holders of securities of the Company and is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such Registration (whether by such holders, by the Holder, or by holders of the Company's securities pursuant to any other rights granted by the Company to participate in such Registration) exceeds the amount of such securities which can be sold in such offering, the Company will include in such Registration the amount of securities requested to be included which in the opinion of such underwriters can be sold, in the following order (A) first, all of the securities requested to be included by holders with demand registration rights who are demanding such Registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders, and (B) second, any other securities held by holders with piggyback registration rights, requested to be included in such Registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders.

          (e) Indemnification by the Company.  The Company will indemnify Holder
              ------------------------------
     against any and all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act applicable to, and relating to any action or inaction required of, the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Holder for any legal and any other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by Holder for use in such prospectus, offering circular or other document.

          (f) Indemnification by Holder.  Holder will indemnify the Company and
              -------------------------
     its officers and directors and each entity or individual who controls the Company (within the meaning of the Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and Holder will reimburse the Company and its officers, directors, and controlling entities or individuals for any legal and any other expenses reasonably by them incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to the Company in an instrument duly executed by Holder or any of its officers, directors, or controlling entities or individuals and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto.

          (g) Indemnification Proceedings.  Each party entitled to
              ---------------------------
     indemnification pursuant to this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification pursuant to this Section 8 (the "Indemnifying Party") promptly after such Indemnified Party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be acceptable to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense; and provided, further, that the failure by any Indemnified Party to give notice as provided in this paragraph (c) shall not relieve the Indemnifying Party of its obligations under Section 8 except to the extent that the failure results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The reimbursement required by this Section 8 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

     9.   Restrictions on Transfer.  The undersigned represents and warrants
          ------------------------
that this Warrant and Warrant Securities are being purchased for his investment account without a view towards the resale or distribution thereof in violation of applicable securities laws. It is understood that in case of subsequent sale of such Warrant or the Warrant Securities under certain circumstances, such sale might be deemed to constitute a public distribution within the meaning of, and require registration under, the provisions of the Securities Act of 1933, as amended (the "Act").

          (a) The undersigned acknowledges and agrees that unless and until the Warrant and the Warrant Securities are registered under the Act, this Warrant and the Warrant Securities shall be "restricted securities" for purposes of Rule 144 under the Act. The undersigned shall, prior to any transfer or disposition or attempted transfer or disposition of the Warrant or the Warrant Securities give written notice to the Company of his intention to effect such transfer or disposition and shall deliver to the Company an opinion of legal counsel (reasonably suitable to the Company) that the proposed transfer or disposition of the Warrant or the Warrant Securities may be effected without registration thereof under the Act and without taking any similar action under any other applicable securities laws, in which case Holder shall be entitled to transfer or dispose of the Warrant or the Warrant Securities, as applicable, in accordance with the terms of the notice delivered by the undersigned to the Company. Unless the Warrant Securities are registered under the Act pursuant to Paragraph 8
                                                                 -----------
     hereof, each certificate evidencing the Warrant Securities so transferred or disposed of (and each certificate evidencing any untransferred Warrant Securities) shall bear the following restrictive legend unless in the opinion of Company counsel such legend is not required:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel satisfactory to the Company stating that an exemption from such registration is available for such sale and transfer."

          (b) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder thereof as the absolute owner and Holder thereof for all purposes, notwithstanding any notice to the contrary.

     10.  Stock to be Delivered upon Exercise.  The Company will at all times
          -----------------------------------
keep available through the term of the Exercise Period, solely for delivery upon the exercise of this Warrant, such number of the shares of Common Stock or other securities as shall from time to time be sufficient to effect the exercise of this Warrant.

     11.  Replacement of Warrant.  Upon receipt of evidence reasonably
          ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver, in lieu thereof, a new warrant of like tenor to Holder.

     12.  Specific Performance.  The Company stipulates that the remedies at law
          --------------------
available to the holder of this Warrant in the event of any default or threatened default by it in the performance of or compliance with any of the terms of the Agreement are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     13.  Applicable Law.  THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN
          --------------
ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON, WITHOUT GIVING EFFECT TO PRINCIPLES OF CHOICE OF LAWS OF SUCH STATE.


     14.  Entire Agreement.  This Warrant constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings relating to the subject matter hereof. This Warrant and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     15.  Successors and Assigns.  This Warrant shall be binding upon and inure
          ----------------------
to the benefit of the Company and the undersigned and their respective successors and permitted assigns; provided, however, nothing herein shall be construed to permit assignment of the Warrant except in accordance with the provisions herein.

     16.  Severability.  Every provision of this Warrant is intended to be
          ------------
severable. If any term or provision hereof (or portion thereof) is determined to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect any other term or provision (or portion thereof) of this Warrant.

     17.  Notices.  All notices and other communications from the Company to the
          -------
holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at the following address or at such other address as may have been furnished to the Company in writing by such holder, or, until an address is so furnished, to the address of the last holder of such Warrant who has so furnished an address to the Company:

          If to the Company:

          XCEL Management, Inc.
          1101 Broadway Plaza
          Tacoma, Washington 98402
          Telecopy No.:  (253) 404-3842

          If to Holder:

          Garnier Holdings, Ltd.
          ____________________________
          ____________________________



          IN WITNESS WHEREOF, this Warrant has been executed by XCEL MANAGEMENT, INC., by its duly authorized officers, as of the date first above written.

                                    XCEL MANAGEMENT, INC.:


                                    By:   ____________________________________
                                    Name:  ___________________________________
                                    Title:  __________________________________


          The terms and provisions of the Warrant are accepted and agreed to by the undersigned this 17th day of July, 2000.


                         GARNIER HOLDINGS, LTD.


                         By: ______________________________________________
                         Its: _____________________________________________

                                  EXHIBIT "I"
                                  -----------

                              NOTICE OF EXERCISE
                   (To be executed by Holder to exercise the
                         Warrant in whole or in part)



XCEL Management, Inc.
1101 Broadway Plaza
Tacoma, Washington 98402

     Re: Warrant to Purchase Common Stock dated July 17, 2000 by and between the Company and Garnier Holdings Ltd. (the "Warrant")

Dear Sir or Madam:

     The undersigned holder irrevocably elects to exercise the Warrant of XCEL Management, Inc. to purchase ________ shares of Common Stock of XCEL Management, Inc. (the "Company") subject to the Warrant, and hereby makes payment of the amount of $________in the manner described below, representing the Exercise Price per share of Common Stock multiplied by the number of shares of Common Stock to be purchased pursuant to this exercise.



                              By: _________________________________________

$__________cash
$__________certified or bank cashier's check
$__________wire transfer


                             EXHIBIT "I" - Page 1

                              AMENDMENT NO. 3 TO
                               WARRANT AGREEMENT


     THIS AMENDMENT NO. 3 TO WARRANT AGREEMENT (this "Amendment") is effective as of October 19, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and Garnier Holdings, Ltd. ("Holder").

                                  WITNESSETH

     WHEREAS, the parties have executed that certain Warrant Agreement as of July 17, 2000;

     WHEREAS, pursuant to Section 2(c) of the Warrant Agreement the Exercise Price will decrease by an additional ten percent (10%) on and after each additional ten (10) day period that the Note remains unpaid after August 17, 2000;

     WHEREAS, the Exercise Price has currently decreased to $0.53; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Warrant Agreement to reflect that the current Exercise Price of $0.53 to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder shall be fixed at such Exercise Price.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     The Warrant Agreement is hereby amended to reflect that the Exercise Price shall be fixed at $0.53 and shall no longer be subject to the decrease provisions of Section 2(c).

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

                                             GARNIER HOLDINGS, LTD.


                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                             INSYNQ, INC.

                                             By: /s/ John P. Gorst
                                                --------------------------------
                                             Name:   John P. Gorst
                                                  ------------------------------
                                             Title:  Chairman CEO
                                                   -----------------------------

                              AMENDMENT NO. 2 TO
                               WARRANT AGREEMENT

         THIS AMENDMENT NO. 2 TO WARRANT AGREEMENT (this "Amendment") is effective as of October 1, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and Garnier Holdings, Ltd. ("Holder").

                              W I T N E S S E T H

         WHEREAS, the parties have executed that certain Warrant Agreement as of June 17, 2000; and

         WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Warrant Agreement to reflect a new exercise date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         The Warrant Agreement is hereby amended to reflect a new exercise date of December 28, 2000, pursuant to which Holder shall be entitled to exercise the warrants reflected by the Warrant Agreement to purchase Common Stock.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

                               GARNIER HOLDINGS, LTD.


                               By: /s/ [ILLEGIBLE]
                                   --------------------------------------

                               Name: [ILLEGIBLE]
                                    -------------------------------------

                                     [ILLEGIBLE]
                               Title:------------------------------------


                               INSYNQ, INC.


                               By:  _____________________________________
                               Name:  ___________________________________
                               Title:  __________________________________

                              AMENDMENT NO. 1 TO
                               WARRANT AGREEMENT

     THIS AMENDMENT NO. 1 TO WARRANT AGREEMENT (this "Amendment") is effective as of September 22, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and Garnier Holdings, Ltd. ("Holder").

                              W I T N E S S E T H

     WHEREAS, the parties have executed that certain Warrant Agreement as of July 17, 2000; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Warrant Agreement to reflect a new exercise date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     The Warrant Agreement is hereby amended to reflect a new exercise date of December 1, 2000, pursuant to which Holder shall be entitled to exercise the warrants reflected by the Warrant Agreement to purchase Common Stock.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.


                                   GARNIER HOLDINGS, LTD.

                                   By: /s/ [ILLEGIBLE]
                                       -------------------------
                                   Name: [ILLEGIBLE]
                                         -----------------------
                                   Title: [ILLEGIBLE]
                                          ----------------------


                                   INSYNQ, INC.


                                   By: ________________________
                                   Name: ______________________
                                   Title:______________________